UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2025

Hut 8 Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41864	92-2056803
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Brickell Avenue, Suite 1500, Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 224 6427

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HUT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02  Unregistered Sales of Equity Securities.

On June 24, 2025, American Bitcoin Corp. (the “Company”), a majority-owned subsidiary of Hut 8 Corp., entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) for a private placement (the “Private Placement”) with certain accredited investors (collectively, the “Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to sell and issue to the Purchasers shares of the Company’s Class A common stock, par value $0.0001 per share (the “Shares”), for gross proceeds of $200 million (up to maximum gross proceeds of $250 million to satisfy oversubscriptions).

The first closing of the Private Placement occurred on June 27, 2025. At the closing, the Company sold and issued 11,002,954 Shares for aggregate gross proceeds in cash and Bitcoin (as described below) of $220,059,080 and aggregate net proceeds of approximately $215 million after deducting certain fees and expenses incurred in connection with the Private Placement, including aggregate commissions of $4,776,184. $10 million of Shares were sold for consideration of Bitcoin in lieu of cash at an exchange rate of one Bitcoin to $104,000. The Company intends to use the net proceeds to fund its strategic and Bitcoin accumulation goals, which may include, but are not limited to, the purchase of Bitcoin and/or miners.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold absent registration or an applicable exemption from registration requirements. Based in part upon the representations of the Purchasers in the Purchase Agreement, the offering and sale of the Shares was made in reliance on the exemption afforded by Rule 506 of Regulation D under the Securities Act and corresponding provisions of state securities or “blue sky” laws. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy securities of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUT 8 CORP.
(Registrant)

Date: June 30, 2025
	By:	/s/ Victor Semah
		Name:	Victor Semah
		Title:	Chief Legal Officer and Corporate Secretary

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